UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2024

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 30, 2024, Power Solutions International, Inc. (the “Company” or “PSI”) closed on its new uncommitted senior secured revolving credit agreement (the “Credit Agreement”), with Standard Chartered Bank, as administrative agent (“Standard Chartered”), and the lenders party thereto from time to time. The Credit Agreement allows the Company to borrow up to $120 million and expires on August 30, 2025.

As part of the closing of the Credit Agreement, the Company made an initial draw in the amount of $100 million. The Company utilized the amount drawn under the Credit Agreement (i) to repay the outstanding balance of approximately $40 million under the Company’s credit agreement, dated March 22, 2024, by and among the Company and Standard Chartered (the “Existing Credit Agreement”); and (ii) to repay the total outstanding balance of approximately $60 million under certain $30M Second Amended and Restated Shareholder’s Loan Agreement, dated as of March 22, 2024 between PSI and its majority shareholder, Weichai America Corp. (“Weichai”), and that certain $25M Third Amended and Restated Shareholder’s Loan Agreement, dated as of May 20, 2024 between PSI and Weichai, and that certain $50M Second Amended and Restated Shareholder’s Loan Agreement, dated as of November 29, 2023 between PSI and Weichai (all together, the “Existing Shareholder’s Loan Agreements”).

The Credit Agreement is subject to customary events of default and covenants, including minimum consolidated EBITDA and Consolidated Interest Coverage Ratio covenants for the fourth quarter of 2024 and the first and second quarters of 2025. Borrowings under the Credit Agreement will incur interest at either the alternate base rate or the applicable Secured Overnight Financing Rate (“SOFR”) plus 2.00% per annum.

The obligations under the Credit Agreement are unconditionally guaranteed, on a joint and several basis, by certain wholly-owned, existing and subsequently acquired or formed direct and indirect domestic subsidiaries of the Company, subject to customary exceptions. The obligations under the Credit Agreement are secured by substantially all assets of the Company and the Company’s wholly-owned subsidiaries.

In connection with the Credit Agreement, on August 30, 2024, the Company also entered into a new shareholder’s loan agreement (the “Shareholder’s Loan Agreement”) with Weichai, which allows the Company to borrow up to $105 million and expires August 31, 2025. The payment of the borrowings under the Shareholder’s Loan Agreement is subordinated in all respects to the Credit Agreement with Standard Chartered except that the Company is allowed to make a single payment of $10 million to Weichai. As of September 4, 2024, the outstanding principal balance under the Shareholder’s Loan Agreement is $35 million.

The Shareholder’s Loan Agreement is subject to customary events of default and covenants. Borrowings under the Shareholder’s Loan Agreement will incur interest at the applicable “SOFR” plus 4.05% per annum. Further, if the applicable term SOFR is negative, the interest rate per annum shall be deemed as 4.05% per annum. If the interest rate for any loan under the Shareholder’s Loan Agreement is lower than Weichai’s borrowing cost, the interest rate for such loan shall be equal to Weichai’s borrowing cost plus 1%.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On September 6, 2024, the Company issued a press release announcing the Credit Agreement and the Shareholder’s Loan Agreement, which is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Caution Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are entitled to the safe-harbor provisions of Section 21E of the Exchange Act. The Company has tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “budgeted,” “contemplate,” “estimate,” “expect,” “forecast,” “guidance,” “may,” “outlook,” “plan,” “projection,” “should,” “target,” “will,” “would,” or similar expressions, but these words are not the exclusive means for identifying such statements. These statements are subject to a number of risks, uncertainties, and assumptions that may cause actual results, performance or achievements to be materially different from those expressed in, or implied by, such statements.

The Company cautions that the risks, uncertainties and other factors that could cause its actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, without limitation, the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and from time to time in the Company’s subsequent filings with the United States Securities and Exchange Commission (the “SEC”); the impact of the macro-economic environment in both the U.S. and internationally on our business and expectations regarding growth of the industry; uncertainties arising from global events (including the Russia-Ukraine and Israel-Hamas conflicts), natural disasters or pandemics, and their impact on material prices; the effects of strategic investments on our operations, including our efforts to expand our global market share and actions taken to increase sales growth; the ability to develop and successfully launch new products; labor costs and other employment-related costs; loss of suppliers and disruptions in the supply of raw materials; the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital when needed and its liquidity; uncertainties around the Company’s ability to meet funding conditions under its financing arrangements and access to capital thereunder; the potential acceleration of the maturity at any time of the loans under the Company’s uncommitted senior secured revolving credit facility through the exercise by Standard Chartered Bank of its demand right; the impact of rising interest rates; changes in economic conditions, including inflationary trends in the price of raw materials; our reliance on information technology and the associated risk involving potential security lapses and/or cyber-attacks; the ability of the Company to accurately forecast sales, and the extent to which sales result in recorded revenues; changes in customer demand for the Company’s products; volatility in oil and gas prices; the impact of U.S. tariffs on imports; the impact of supply chain interruptions and raw material shortages, including compliance disruptions such as the Uyghur Forced Labor Prevention Act (the “UFLPA”) delaying goods from China; the potential impact of higher warranty costs and the Company’s ability to mitigate such costs; any delays and challenges in recruiting and retaining key employees consistent with the Company’s plans; the potential effects of damage to our reputation or other adverse consequences if our employees, suppliers, sub-suppliers or other contract parties, agents or business partners violate anti-bribery, competition, export and import, trade sanctions, data privacy, environmental, human rights or other laws; any negative impacts from the trading of the Company’s common stock, par value $0.001 per share (the “Common Stock”) on the OTC Pink Market and any delays and challenges in re-listing on the Nasdaq Stock Market (“Nasdaq”); and the impact of unanticipated changes in our effective tax rate, the adoption of new tax legislation or exposure to additional income tax liabilities.

The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Uncommitted Revolving Credit Agreement, dated as of August 30, 2024, among the Company, the lenders party thereto and Standard Chartered Bank, as administrative agent.

10.2	Shareholder’s Loan Agreement, dated as of August 30, 2024, between the Company and Weichai America Corp.

99.1	Press release announcing Uncommitted Revolving Credit Agreement and Shareholder’s Loan Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: September 6, 2024	By:	/s/ Xun Li
Xun Li
Chief Financial Officer